      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1998
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                                   VERIO INC.
             (Exact name of Registrant as Specified in Its Charter)
                 ----------------------------------------------

           DELAWARE                                      84-1339720
 (State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                     Identification No.)

                      8005 SOUTH CHESTER STREET, SUITE 200
                            ENGLEWOOD, COLORADO 80112
                    (Address of Principal Executive Offices)

                             1996 STOCK OPTION PLAN
                        1997 CALIFORNIA STOCK OPTION PLAN
                            1998 STOCK INCENTIVE PLAN
                 1998 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)
                 ----------------------------------------------

                                JUSTIN L. JASCHKE
                             CHIEF EXECUTIVE OFFICER
                                   VERIO INC.
                      8005 SOUTH CHESTER STREET, SUITE 200
                            ENGLEWOOD, COLORADO 80112
                     (Name and Address of Agent for Service)

                                 (303) 645-1900
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

     GAVIN B. GROVER, ESQ.                              CARLA HAMRE DONELSON, ESQ.
    MORRISON & FOERSTER LLP                                 GENERAL COUNSEL
      425 MARKET STREET                                        VERIO INC.
  SAN FRANCISCO, CALIFORNIA 94105                8005 SOUTH CHESTER STREET, SUITE 200
       (415) 268-7000                                   ENGLEWOOD, COLORADO 80112
                                                             (303) 645-1900

               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


========================== ==================== ====================== ======================= ======================
                                 Amount                Maximum            Proposed Maximum           Proposed
Title of Securities               to be            Offering Price        Aggregate Offering          Amount of
to be Registered               Registered           Per Share(1)              Price(1)           Registration Fee
-------------------------- -------------------- ---------------------- ----------------------- ----------------------

Common Stock, $.001 par        12,265,667              $18.25               $223,848,423              $66,035
value per share
========================== ==================== ====================== ======================= ======================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on June 16, 1998.
================================================================================
                   The Index to Exhibits appears on page II-8.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by Verio Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

       (a) The Registrant's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), related to the Registration Statement on Form S-1 (the "Registration Statement") as declared effective on May 11, 1998 (No. 333-47099), which includes audited financial statements for the Registrant's latest fiscal year.

       (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in
(a) above.

       (c) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated May 8, 1998 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Registrant's Certificate of Incorporation, as amended, and Bylaws provide that the Registrant shall indemnify to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law ("DGCL"), as it now exists or as amended, all directors and officers pursuant thereto. The Registrant's Certificate of Incorporation and Bylaws also authorize the Registrant to indemnify its employees and other agents, at its option, to the fullest extent permitted by Section 145 of the DGCL, as it now exists or as amended. The Registrant intends to enter into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's charter documents. These agreements, among other things, provide for the indemnification of the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant to the fullest extent permitted by applicable law. The Registrant believes that these provisions and agreements will assist the Registrant in attracting and retaining qualified persons to serve as directors and officers.

       Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL.

       Section 8 of the Underwriting Agreement entered into by the Registrant and the underwriters in connection with the Registrant's initial public offering, the form of which is attached as Exhibit 1.1 to the Registration Statement and incorporated herein by reference, contains certain provisions relating to indemnification by the underwriters named therein under certain circumstances of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act.

       The Registrant has purchased and maintains insurance on behalf of the officers and directors insuring them against liabilities that they may incur in such capacities or arising out of such status.

       The Investment Agreement with Nippon Telegraph and Telephone Corporation described in the Registration Statement on Form S-1 provides for cross-indemnification of stockholders of the Registrant whose shares with registration rights are included in a registration under the Securities Act, and of the Registrant, its officers and directors for certain liabilities arising in connection with such registration.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.    EXHIBITS.

       4.1 Form of Second Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q (Commission File No. 000-24219) which was filed on May 27, 1998).

       4.2 Registrant's Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-47099) which became effective on May 11, 1998 (the "Registration Statement on Form S-1")).

       4.3 Registrant's 1996 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1).

       4.4 Registrant's 1997 California Stock Option Plan, as amended (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1).

       4.5 Registrant's 1998 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1).

       4.6 Registrant's 1998 Non-Employee Director Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1).

       4.7 Registrant's 1998 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1).

       5.1      Opinion of Morrison & Foerster LLP.

       23.1     Consent of KPMG Peat Marwick LLP (Denver).

       23.2     Consent of KPMG Peat Marwick LLP (Seattle).

       23.3     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

       24.1     Power of Attorney (See page II-6 and II-7).

ITEM 9.    UNDERTAKINGS.

       (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 17, 1998.


                                   VERIO INC.


                                   By: /s/ Justin L. Jaschke
                                      -----------------------------------
                                      Justin L. Jaschke
                                      Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Justin L. Jaschke, Peter B. Fritzinger and Carla Hamre Donelson, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                 Signature                            Title                                     Date
                 ---------                            -----                                     ----
           /s/ Steven C. Halstedt              Chairman of the Board                         June 17, 1998
           ----------------------
             Steven C. Halstedt


           /s/ Justin L. Jaschke               Chief Executive Officer and Director          June 17, 1998
           ---------------------               (Principal Executive Officer)
             Justin L. Jaschke

             /s/ James C. Allen                Director                                      June 17, 1998
             ------------------
               James C. Allen


                 Signature                            Title                                     Date
                 ---------                            -----                                     ----

                                               Director                                      June 17, 1998
            --------------------
              Trygve E. Myhren

             /s/ Paul J. Salem                 Director                                      June 17, 1998
             -----------------
               Paul J. Salem

           /s/ Steven W. Schovee               Director                                      June 17, 1998
           ---------------------
             Steven W. Schovee

          /s/ George J. Still, Jr.             Director                                      June 17, 1998
          ------------------------
            George J. Still, Jr.

           /s/ Deb Mayfield Gahan              Vice President of Finance and                 June 17, 1998
           ----------------------              Administration (Principal Accounting
             Deb Mayfield Gahan                Officer)


          /s/ Peter B. Fritzinger              Chief Financial Officer                       June 17, 1998
          -----------------------
            Peter B. Fritzinger

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
4.1               Form of Second Restated Certificate of Incorporation of the
                  Registrant (incorporated by reference to Exhibit 3.5 to the
                  Registrant's Quarterly Report on Form 10-Q (Commission File No.
                  000-24219) which was filed on May 27, 1998).

4.2               Registrant's Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1
                  (Commission File No. 333-47099) which became effective on May
                  11, 1998 (the "Registration Statement on Form S-1")).

4.3 Registrant's 1996 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1).

4.4               Registrant's 1997 California Stock Option Plan, as amended
                  (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1).

4.5               Registrant's 1998 Stock Incentive Plan, as amended
                  (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1).

4.6 Registrant's 1998 Non-Employee Director Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1).

4.7               Registrant's 1998 Employee Stock Purchase Plan, as amended
                  (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1).

5.1               Opinion of Morrison & Foerster LLP.

23.1              Consent of KPMG Peat Marwick LLP (Denver).

23.2              Consent of KPMG Peat Marwick LLP (Seattle).

23.3              Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

24.1              Power of Attorney (See pages II-6 and II-7).